Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

One Stop Systems, Inc.:

We consent to the use in this Registration Statement on Form S-1 of our report dated November 9, 2017 relating to the consolidated financial statements of One Stop Systems, Inc. as of and for the years ended December 31, 2016 and 2015, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

December 15, 2017